UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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Alpha Natural Resources, inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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FOR IMMEDIATE RELEASE

Alpha Natural Resources Comments on ISS Recommendation on Shareholder Proposal Regarding Pollution

ABINGDON, Va., May 9, 2011– Alpha Natural Resources (NYSE: ANR) respectfully disagrees with the recommendation of ISS on Proposal 5 regarding pollution reporting and strongly urges its shareholders to vote Against this proposal, which reads:

“Shareholders request a report (reviewed by a board committee of independent directors) on how the company is responding to increasing regulatory, public and competitive pressure to significantly reduce pollution from the company’s operations and use of its primary products. This report will omit proprietary information, be prepared at reasonable cost, and be made available to shareholders by September 1, 2011.”

Alpha’s public disclosures address our sustainability and risk management efforts, as well as our response to pollution, regulatory compliance and other environmental issues related to our business, most notably in the extensive 2010 Analyst Day presentations which are available on our investor relations website at http://alnr.client.shareholder.com/.    Additionally, Alpha is committed to publishing a detailed Corporate Responsibility Report which will address, among other things, the issues of pollution as it relates to the combined entity’s operations and regulatory compliance, by year-end 2011.

Alpha recommends a vote Against the proposal for several other reasons.  The proposal is overly burdensome, ambiguous and costly.  Coal in itself does not cause pollution, and any requirement to measure and report on the potential pollution caused by our customers’ use of our products is beyond Alpha’s scope and reasonable capabilities.  Alpha has demonstrated its commitment to environmental stewardship and sustainability at the highest levels of management, including through the formation of the Safety, Health and Environmental Committee of the Board and the creation of the position of Chief Sustainability Officer.  And, Alpha has provided public disclosures enumerating its many environmental initiatives, including support for carbon capture and sequestration projects, support for zero emission coal technology projects, support for methane gas capture projects, protection of fish and wildlife, the formation of a Sustainability Committee, employing “green” processes and reviewing alternative fuel options, adhering to sustainable development principles, and investing in research and development to advance Alpha’s environmental stewardship and drive enhanced sustainability throughout our operations.

Alpha remains committed to providing thorough and transparent public disclosure regarding all aspects of its business. However, Alpha believes that a recommendation to vote in favor of an impractical, costly, ambiguous and potentially unachievable reporting requirement is not in the best interest of Alpha’s shareholders.  Therefore, Alpha again strongly urges its shareholders to vote Against proposal 5.

About Alpha Natural Resources

Alpha Natural Resources is one of America's premier coal suppliers with coal production capacity of greater than 90 million tons a year.  Alpha is the nation's leading supplier and exporter of metallurgical coal used in the steel-making process and is a major supplier of thermal coal to electric utilities and manufacturing industries across the country.  The Company, through its affiliates, employs approximately 6,500 people and operates approximately 68 mines and 13 coal preparation facilities in Appalachia and the Powder River Basin.  More information about Alpha can be found on the Company’s Web site at www.alphanr.com.

Forward Looking Statements
Information set forth herein contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties.  Alpha cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.

Important Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger, Alpha has filed with the SEC a registration statement on Form S-4 (commission file number 333-172888), as amended, that includes a preliminary joint proxy statement/prospectus regarding the proposed merger.  The registration statement was declared effective by the SEC on April 28, 2011, and a definitive joint proxy statement/prospectus has been mailed to Alpha and Massey stockholders on or about April 29, 2011 in connection with the proposed merger.  INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  You may obtain a copy of the joint proxy statement/prospectus and other related documents filed by Alpha and Massey with the SEC regarding the proposed merger as well as other filings containing information, free of charge, through the web site maintained by the SEC at www.sec.gov, by directing a request to Alpha’s Investor Relations department at Alpha Natural Resources, Inc., One Alpha Place, P.O. Box 2345, Abingdon, Virginia 24212, Attn: Investor Relations, to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York  10005 or to Massey’s Investor Relations department at, (804) 788 - 1824 or by email to Investor@masseyenergyco.com.  Copies of the joint proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from Alpha’s website at www.alphanr.com under the heading “Investor Relations” and then under the heading “SEC Filings” and Massey’s website at www.masseyenergyco.com under the heading “Investors” and then under the heading “SEC Filings”.

Participants in Solicitation
Alpha, Massey and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger is set forth in the definitive joint proxy statement/prospectus filed with the SEC.  You can find information about Alpha’s directors and executive officers in Alpha’s definitive proxy statement filed with the SEC on April 1, 2011.  You can find information about Massey’s directors and executive officers in Amendment No. 1 to Massey’s Annual Report on Form 10-K filed with the SEC on April 19, 2011. You can obtain free copies of these documents from Alpha or Massey using the contact information above.

Investor Contact
Todd Allen, CFA
Vice President, Investor Relations
276-739-5328
tallen@alphanr.com

Media Contact
Ted Pile
Vice President, Corporate Communications
276-623-2920
tpile@alphanr.com

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